Brilliant Earth Reports Fourth Quarter and Fiscal Year 2022 Results
Delivered 15.7% Net Sales Growth for Fiscal Year 2022
Generated Net Income of $19.0 million and Adjusted EBITDA of $39.0 million for Fiscal Year 2022
Generated Q4 GAAP Diluted EPS of $0.05 and Q4 Adjusted Diluted EPS of $0.08
Introduces Fiscal 2023 Outlook

SAN FRANCISCO, Calif. – March 15, 2023 (GLOBE NEWSWIRE) -- Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, digital-first jewelry company and global leader in ethically sourced fine jewelry, today announced financial results for the three and twelve months ended December 31, 2022.
Fourth Quarter and Fiscal Year 2022 Highlights (quarterly and annual periods ended December 31, 2022):
•Delivered net sales of $119.6 million and $439.9 million for the fourth quarter and fiscal year, respectively, achieving a record level of orders for the year and reflecting growing demand for and resonance of the Brilliant Earth brand.
•Expanded gross margin 360 and 400 basis points to 54.7% and 53.3% for the fourth quarter and fiscal year, respectively, as compared to the same prior year periods, driven by continued strong brand resonance, differentiated product offerings, performance of the Company's pricing engine, procurement efficiencies and benefits from the Company's enhanced extended warranty program.
•Generated strong profitability:
◦Net income was $6.2 million and $19.0 million for the fourth quarter and fiscal year, respectively; and
◦Adjusted EBITDA was $11.0 million and $39.0 million for the fourth quarter and fiscal year, respectively.
•Continued omnichannel leadership: In 2022, Brilliant Earth opened 10 new showrooms, bringing its U.S. showroom count to 25 as of year-end.

Beth Gerstein, Co-Founder and Chief Executive Officer stated: “We are pleased with our fiscal 2022 performance, which saw Brilliant Earth extend its lead as a transformative, modern fine jeweler for today’s consumer. The year was highlighted by double-digit revenue growth, robust gross margin expansion and strong profitability with the fourth quarter exceeding our bottom line expectations. Our ability to achieve these results in a dynamic environment is a testament to the growing resonance of our Brand, the strength of our product offering, and the discipline with which we execute. I am incredibly proud of our team and the agility and commitment we demonstrate every day.”

“Our priorities in the year ahead are keenly focused on advancing our mission and leveraging our asset-light, data driven model to deliver another period of profitable growth," Ms. Gerstein continued. “We expect to broaden our consumer reach and drive ongoing customer loyalty with sought after design innovation, high impact marketing, expansion in fine jewelry and the opening of new showrooms, while continuing to elevate our omnichannel experience and enhance the joyful experience we provide. As our guidance reflects, we are confident that fiscal 2023 will represent another year of significant accomplishments for Brilliant Earth.”
Fourth Quarter 2022 Highlights
•Net sales decreased 1.9% to $119.6 million compared to $121.9 million in the fourth quarter of 2021, with 13.7% growth in Total Orders offset by a 13.7% decrease in AOV.
•Gross profit was $65.4 million, or a 54.7% gross profit margin, compared to $62.3 million, or a 51.1% gross profit margin, in the fourth quarter of 2021.
•Net income was $6.2 million, compared to $11.4 million in the fourth quarter of fiscal 2021.
•Adjusted net income was $7.4 million, compared to $10.9 million in the fourth quarter of 2021 (3).
•Adjusted EBITDA was $11.0 million, compared to $15.9 million in the fourth quarter of 2021 (3).

Fourth Quarter Results

	Q4 2022	Q4 2021	% Change*
Total Orders	44,898	39,475	13.7%
AOV	$2,664	$3,088	(13.7)%
($ in millions, except per share amounts)
Net Sales	$119.6	$121.9	(1.9)%
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.7	$1.5	(53.3)%
Net income, as reported	$6.2	$11.4	(45.8)%
Net income margin	5.2%	9.4%	(44.7)%
Adjusted net income (3)	$7.4	$10.9	(32.1)%
GAAP Diluted EPS (2)	$0.05	$0.09	(44.4)%
Adjusted Diluted EPS (3)	$0.08	$0.11	(27.3)%
Adjusted EBITDA (3)	$11.0	$15.9	(30.8)%
Adjusted EBITDA margin (3)	9.2%	13.1%	(29.7)%
*Percentage changes may not recalculate due to rounding
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the fourth quarter of 2022 and 2021
(2)    Represents GAAP Diluted EPS during the fourth quarter of 2022 and 2021
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures
Fiscal Year 2022 Highlights
•Net sales increased 15.7% to $439.9 million compared to $380.2 million in the 2021 fiscal year, with strength across the Company’s product lines leading to a 26.6% increase in Total Orders and a 8.6% decrease in AOV.
•Gross profit of $234.3 million, or a 53.3% gross profit margin, compared to $187.4 million, or a 49.3% gross profit margin, in the 2021 fiscal year.
•Net income was $19.0 million, compared to $26.3 million in the 2021 fiscal year.
•Adjusted net income was $24.5 million, compared to $31.9 million in the 2021 fiscal year (3).
•Adjusted EBITDA was $39.0 million, compared to $50.5 million in the 2021 fiscal year (3).

Fiscal Year 2022 Results

	FY 2022	FY 2021	% Change*
Total Orders	149,613	118,208	26.6%
AOV	$2,940	$3,216	(8.6)%
($ in millions, except per share amounts)
Net Sales	$439.9	$380.2	15.7%
Net income allocable to Brilliant Earth Group, Inc. (1)	$2.1	$1.5	40.0%
Net income, as reported	$19.0	$26.3	(27.5)%
Net income margin	4.3%	6.9%	(37.7)%
Adjusted net income (3)	$24.5	$31.9	(23.2)%
GAAP Diluted EPS (2)	$0.15	$0.10	50.0%
Adjusted Diluted EPS (3)	$0.25	$0.33	(24.2)%
Adjusted EBITDA (3)	$39.0	$50.5	(22.8)%
Adjusted EBITDA margin (3)	8.9%	13.3%	(33.4)%
*Percentage changes may not recalculate due to rounding
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the twelve months ended December 31, 2022 and for the period of September 23 to December 31, 2021
(2)    Represents GAAP Diluted EPS during the twelve months ended December 31, 2022 and for the period of September 23 to December 31, 2021
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

First Quarter 2023 Outlook

Net sales	$94 million - $96 million
Adjusted EBITDA	$2.5 million - $3.5 million
Fiscal 2023 Outlook

Net sales	$460 million - $490 million
Adjusted EBITDA	$17 million - $32 million
Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss fourth quarter and fiscal year 2022 results and its business outlook today, March 15, 2023, at 5:00 p.m. ET/2:00 p.m. PT. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. The conference call can be accessed by using the following link: https://register.vevent.com/register/BIdeb0bea8ddf24ffd95ec07c4ce4ce0f4. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website for 90 days.
About Brilliant Earth
Brilliant Earth is a digitally native, omnichannel fine jewelry company and a global leader in ethically sourced fine jewelry. Led by our co-founders Beth Gerstein and Eric Grossberg, the Company’s mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has 26 showrooms and has served customers in over 50 countries worldwide.

Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, amortization of cloud-based software implementation costs, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income as net income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, change in fair value of warrant liability, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted EPS as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We believe that AOV is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV may also fluctuate as we expand into and increase our presence in additional product categories and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, including, among others, statements regarding expected growth and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. You should not rely upon forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: the Company has grown rapidly in recent years and has limited operating experience at our current scale of operations; the Company may be unable to manage growth effectively; increases in costs of diamonds, other gemstones and precious metals and supply shortages; the Company’s ability to maintain a low cost of production and distribution; fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and recycled precious metals such as gold, increases in labor costs for manufacturing such as wage rate increases, as well as inflation, and energy prices; the Company’s ability to cost-effectively turn existing customers into repeat customers or to acquire new customers; risks related to the Company’s expansion plans in the U.S.; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, governmental instability, war or the threat of war, and natural disasters may affect consumer purchases; the Company has a history of losses, and may be unable to sustain profitability; competition in the fine jewelry retail industry; the Company’s ability to manage its inventory balances and inventory shrinkage; a decline in sales of Create Your Own rings would negatively affect the Company’s business, financial condition, and results of operations; the Company ability to maintain and enhance its brand; the Company’s marketing efforts to help grow its business may not be effective; environmental, social, and governance matters may impact the Company’s business and reputation; risks related to the Company’s e-commerce and omnichannel business; the Company’s ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; the Company’s results of operations and operating cash flows could fluctuate on a quarterly and annual basis, which may make it difficult to predict its future performance; the Company’s principal asset is its interest in Brilliant Earth, LLC, and, as a result, the Company depends on distributions from Brilliant Earth, LLC to pay its taxes and expenses; risks related to the Company’s obligations under its Tax Receivable Agreement and its organizational structure; and the other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2021, which filing is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:
Investors:
Allison Malkin
ICR
BrilliantEarth@icrinc.com

BRILLIANT EARTH GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	Years ended December 31,
	2022	2021	2020
Net sales	$439,882	$380,189	$251,820
Cost of sales	205,591	192,768	139,518
Gross profit	234,291	187,421	112,302
Operating expenses:
Selling, general and administrative	210,964	147,291	85,710
Income from operations	23,327	40,130	26,592
Interest expense	(4,658)	(7,589)	(4,942)
Other income (expense), net	805	(6,601)	(74)
Loss on extinguishment of debt	(617)	—	—
Income before tax	18,857	25,940	21,576
Income tax benefit	168	316	—
Net income	19,025	26,256	$21,576
Net income allocable to non-controlling interest	16,890	24,728
Net income allocable to Brilliant Earth Group, Inc.	$2,135	$1,528

	Year Ended December 31, 2022	Period from September 23, 2021 to December 31, 2021
Earnings per share:
Basic	$0.20	$0.16
Diluted	$0.15	$0.10
Weighted average shares of common stock outstanding:
Basic	10,687,732	9,590,443
Diluted	96,505,325	96,741,421

BRILLIANT EARTH GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$154,649	$172,865
Restricted cash	205	205
Inventories, net	39,331	24,743
Prepaid expenses and other current assets	11,764	8,178
Total current assets	205,949	205,991
Property and equipment, net	16,554	6,732
Deferred tax assets	8,948	4,407
Operating lease right of use assets	27,812	—
Other assets	3,311	601
Total assets	$262,574	$217,731

Liabilities and equity
Current liabilities:
Accounts payable	$11,032	$14,480
Accrued expenses and other current liabilities	37,833	28,756
Current portion of deferred revenue	18,505	18,818
Current portion of operating lease liabilities	3,873	—
Current portion of long-term debt	3,250	30,789
Total current liabilities	74,493	92,843

Long-term debt, net of debt issuance costs	59,462	32,789
Operating lease liabilities	28,537	—
Deferred rent	—	2,507
Payable pursuant to the Tax Receivable Agreement	6,893	3,775
Other long-term liabilities	48	2,979
Total liabilities	169,433	134,893

Commitments and contingencies

Equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized, none issued and outstanding at December 31, 2022 and 2021, respectively	—	—
Class A common stock, $0.0001 par value - 1,200,000,000 shares authorized; 11,246,694 and 9,614,523 shares issued and outstanding at December 31, 2022 and 2021, respectively	1	1
Class B common stock, $0.0001 par value - 150,000,000 shares authorized; 35,482,534 and 35,658,013 shares issued and outstanding at December 31, 2022 and 2021, respectively	4	4
Class C common stock, $0.0001 par value - 150,000,000 shares authorized; 49,119,976 and 49,505,250 shares issued and outstanding at December 31, 2022 and 2021, respectively	5	5
Class D common stock, $0.0001 par value - 150,000,000 shares authorized; none issued and outstanding at December 31, 2022 and 2021, respectively	—	—
Additional paid-in capital	7,256	6,865
Retained earnings	3,663	1,528
Equity attributable to Brilliant Earth Group, Inc.	10,929	8,403
NCI attributable to Brilliant Earth, LLC	82,212	74,435
Total equity	93,141	82,838
Total liabilities and equity	$262,574	$217,731

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income, as reported	$6,186	$11,409	$19,025	$26,256
Interest expense	958	1,803	4,658	7,589
Income tax benefit	(557)	(339)	(168)	(316)
Depreciation expense	674	324	1,922	860
Amortization of cloud-based software implementation costs	177	—	263	—
Showroom pre-opening expense	1,848	575	4,450	2,773
Equity-based compensation expense	2,277	1,923	8,840	2,795
Loss on extinguishment of debt	—	—	617	—
Other (income) expense, net (1)	(539)	83	(805)	6,601
Transaction costs and other expense (2)	—	150	180	3,926
Adjusted EBITDA	$11,024	$15,928	$38,982	$50,484
Net income margin	5.2%	9.4%	4.3%	6.9%
Adjusted EBITDA margin	9.2%	13.1%	8.9%	13.3%
(1)Other expense, net for the year ended December 31, 2021 consists primarily of the change in fair value of the warrant liability necessary to mark our warrants to fair market value. Other income includes interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.
(2)These expenses are those that we did not incur in the normal course of business. These expenses for all periods presented include professional fees in connection with the evaluation and preparation for operations as a public company. Additionally, the expense also includes a charitable donation and costs associated with the opening of a new operations facility for the year ended December 31, 2021.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income attributable to Brilliant Earth Group, Inc., as reported (1)	$709	$1,462	$2,135	$1,528
Net income impact from assumed redemption of all LLC Units to common stock (2)	5,477	9,947	16,890	24,728
Net income, as reported	6,186	11,409	19,025	26,256
Income tax expense associated with conversion (3)	(1,416)	(2,556)	(4,369)	(6,355)
Tax effected net income after assumed conversion	4,770	8,853	14,656	19,901
Equity-based compensation expense	2,277	1,923	8,840	2,795
Loss on extinguishment of debt	—	—	617	—
Showroom pre-opening expense	1,848	575	4,450	2,773
Other (income) expense, net(4)	(539)	83	(805)	6,601
Transaction costs and other expense(5)	—	150	180	3,926
Tax impact of adjustments	(928)	(702)	(3,436)	(4,136)
Adjusted Net Income	$7,428	$10,882	$24,502	$31,860
Diluted weighted average of common stock assumed outstanding	96,537,486	96,787,433	96,505,325	96,741,421
Diluted earnings per share:
As reported	$0.05	$0.09	$0.15	$0.10
As adjusted	$0.08	$0.11	$0.25	$0.33
(1)Represents net income allocable to Brilliant Earth Group, Inc. for the three and twelve months ended December 31, 2022 and for the annual 2021 period from September 23 to December 31, 2021.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)Other income, net for the three and twelve months ended December 31, 2022 include interest and other miscellaneous income, partially offset by losses on exchange rates on consumer payments. Other expense, net for the three and twelve months ended December 31, 2021 consisted primarily of the change in fair value of the warrant liability necessary to mark our warrants to fair market value
(5)These expenses are those that we did not incur in the normal course of business. These expenses for all periods presented include professional fees in connection with the evaluation and preparation for operations as a public company. Additionally, the expense also includes a charitable donation during the twelve months ended December 31, 2021 and costs associated with the opening of a new operations facility for the twelve month period ended December 31, 2021.